Expion360 Selected by Chinook RV as a Strategic Supplier of Lithium-Ion Batteries for Its Off-Grid Power Systems

REDMOND, OR. May 24, 2023, Expion360, Inc. (NASDAQ: XPON), an industry leader in lithium-ion battery power storage solutions, has been chosen as a strategic supplier of high-energy lithium-ion batteries and power system components for all premium class B and B+ RVs manufactured by Chinook RV, a top name in the industry and a recognized leader in quality and innovation.

Chinook RV has already begun shipping orders for vehicles equipped with the new power system to its network of dealers across the U.S. Chinook RV dealers will also be offering an aftermarket Expion360 package to existing customers who want to upgrade from lead acid to a lithium-based power system.

“We believe this milestone win demonstrates that our lithium-ion battery power solutions are ideally suited for the renowned premium quality of Chinook RV motorhomes,” stated Brian Schaffner, CEO of Expion360. “Their superior craftsmanship, aesthetics, and practical functionality are all qualities in common with our e360 batteries, and we believe these qualities are of great importance to current and prospective Chinook RV owners.”


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Expion360 to provide high-capacity, energy-dense storage for solar power systems, air conditioners and induction cooktops on Chinook RV premium motorhomes.

For Chinook Bayside class B RVs, five e360 120Ah Li-ion batteries will provide 600Ah of high-capacity, energy-dense storage with 300W of solar to complete the power system.

On Chinook Maverick and Summit class B+ motorhomes, two e360 custom form factor 360Ah Li-ion batteries will provide 720Ah of high-capacity, energy-dense storage with 400W of solar to complete the power system.

Phil Rizzio, president of Chinook RV, commented: “We choose Expion360 lithium-ion batteries for their compact, energy-dense form factor, rugged design, and construction with the best components available on the market today. We anticipate these new power systems will become a must-have option for our Chinook RV owners and a great add-on for our dealers, with significant orders already coming in.”

The power systems will include a Balmar XT-250 alternator with MC-618 regulator which will replace the existing on-board generator. This secondary alternator kit combines high amperage charging with

intelligent control and allows the battery bank to charge from the vehicle's engine while driving or idling. For off-grid use, rather than only relying upon petroleum-based generators, the system will provide enough energy to power all on-board electronics and appliances, such as a Truma air conditioner, microwave, and Greystone induction cooktop.

The custom Chinook RV power system also features high-quality Victron components, including a 3,000W 2x120V Cerbo GX inverter-charger, GX Touch 70 7-inch touch screen, and a Smart Shunt that enables battery monitoring using the VictronConnect app.

Expion360's integration partner, Wellspring Components, assisted with the design and testing of preassembled and preprogrammed component boards which simplifies installation and ensures assembly line efficiency. Wellspring is also providing a custom fabricated tie-down tray to fit within the specific space available in the Chinook Bayside, that secures the five Expion360 batteries.

Added Schaffner: "Our Expion360 lithium batteries are increasingly becoming the preferred battery for RV manufacturers since they deliver greater capacity and space savings compared to lead-acid batteries. We also believe they feature better construction and reliability compared to other Li-ion batteries on the market."

e360 batteries feature specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections that help to provide top performance, safety and reliability. e360 batteries are designed to have a typical lifespan of approximately 12 years, which is three to four times the lifespan of certain lead-acid batteries.

Despite being half the weight, e360 batteries provide three times the power and 10 times the number of charging cycles compared to standard lead-acid batteries. With Expion360, adventurers can enjoy the most beautiful and remote places even longer and in greater comfort.

Expion360 began making shipments of batteries and accessories under this new strategic supplier relationship in the current quarter.

About Chinook RV

Chinook RV has been recognized as a top name in motorhomes since 1938 and an innovation leader. Well known for its 'Sports Car of Motorhomes,' Chinook RV was one of the first companies to incorporate fiberglass into its motorhomes in 1966 that created a sleek and aerodynamic design. Its luxury travel B and B+ RVs are designed, engineered and manufactured in Peru, Indiana. To learn more, visit chinookrv.com.

About Wellspring Components

Wellspring Components is a fourth-generation family-owned business established in 1969 and is an industry leader in off-grid solar and battery solutions. Wellspring installs solar systems for RVs,

residential off-grid, residential, commercial, and agriculture projects. To learn more, go to wellspringsolar.com.

About Expion360

Expion360 is an industry leader of premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development.

The company's lithium batteries feature half the weight of standard lead-acid batteries while delivering three times the power and 10 times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other Li-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The company is headquartered in Redmond, Oregon. Expion360 Li-ion batteries are available today through more than 213 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Examples of such forward-looking statements include statements regarding our expectations regarding our business strategies and plans, growth opportunities and competitive position, becoming the preferred battery provider among RV manufacturers and RV owners, and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. Because forward-looking statements relate to the future, such forward-looking statements involve significant risks, uncertainties, and assumptions that are difficult to predict and many of which are outside our control. Actual results could differ materially from those indicated in the forward-looking statements. Factors that could cause such differences include, among others, the competitive nature of our industry and the pricing pressures that we face, our history of losses and increasing costs, our ability to continue as a going concern, our dependency on the needs and success of our customers and our substantial customer concentration, any inability to successfully manage our growth, the impact of public health epidemics or outbreaks, our ability to expand our sales and distribution channels, our ability to expand into international markets, the limited number of ports through which our raw materials enter the United Sates and our reliance on third parties to store and ship certain inventory, uncertainty in the global economic condition, any government reviews, inquiries, investigations and other actions, changes in the cost and availability of raw materials, our dependency on third-party manufacturers and suppliers and increases in the cost or disruption of supply or shortages in any of our raw materials, battery components or raw materials used in the production of such parts, our dependency on our two warehouse facilities, the risk that lithium-ion battery cells may catch fire or release smoke and flame, potential product liability claims, risks related to litigation, tax, environmental and other legal compliance, any failure to introduce new products and product enhancements and market acceptance of new technologies introduced by our competitors, any

failure by us to adequately protect our intellectual property or to defend ourselves against intellectual property infringement claims, quality problems with our products, our ability to raise capital, risks related to our electronic data becoming compromised, our dependency on our senior management team and other key employees, any failure to keep pace with developments in technology and those discussed in our filings with the SEC. Investors should read the risk factors set forth in the Company's previous filings, subsequent filings, and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that forward-looking statements are not historical facts and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether as a result of new information, future events or otherwise, except as required by law.

Expion360 Contact:
Brian Schaffner, CEO
Tel (541) 797-6714

Expion360 Investor Contact:
Ronald Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

Expion360 Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact